Exhibit 16.1

中正達會計師事務所有限公司 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Room 1304, Two Harbourfront, 22 Tak Fung Street, Hunghom, Kowloon, Hong Kong
香港九龍紅磡德豐街22號海濱廣場二期13樓1304室
Tel : (852) 2126 2388	Fax: (852) 2122 9078

March 27, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Bit Brother Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, as part of the Form 6-K of Bit Brother Limited dated March 27, 2023. We agree with the statements concerning our firm contained therein.

Very truly yours.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong